UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2003

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-26582 (Commission File Number)	94-1358276 (IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM  5.  Other Events and Required FD Disclosure.

      On September 17, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), issued the press release attached as Exhibit 99.1 hereto. The text of the press release, except for the fifth paragraph thereof, is incorporated by reference herein and filed under this Item 5.

ITEM  7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

Exhibit No.	Document

99.1	Press Release of World Airways, Inc. dated September 17, 2003 (the fifth paragraph shall not be deemed filed with the Commission)

ITEM  9.  Regulation FD Disclosure.

      The fifth paragraph of the Registrant’s press release, attached as Exhibit 99.1 hereto, relating to the Registrant’s financial guidance for 2003, is furnished under this Item 9.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)

Date: September 17, 2003	By: /s/ Hollis L. Harris

Name: Hollis L. Harris

Title: Chairman & CEO